Report of Independent Accountants

To the Shareholders and Trustees of Vanguard New Jersey Tax-Exempt Funds

In our opinion, the accompanying statements of net assets and the related
statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of New
Jersey Tax-Exempt Money Market Fund and New Jersey Insured Long-Term Tax-Exempt Fund (constituting Vanguard New Jersey Tax-Exempt Funds, hereafter referred to as the "Funds") at November 30, 2001, the results of each of their operations for the year then ended, the changes in each of their net
assets for each of the two years in the period then ended and the financial
highlights for each of the five years in the period then ended, in conformity
with accounting principles generally accepted in the United States of
America.
These financial statements and financial highlights (hereafter referred to as
"financial statements") are the responsibility of the Funds'
management; our
responsibility is to express an opinion on these financial statements based on
our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of
America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing
the accounting principles used and significant estimates made by management,
and evaluating the overall financial statement presentation.  We believe that
our audits, which included confirmation of securities at November 30,
2001
by correspondence with the custodian, provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania

January 9, 2002
1

2